UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): March 31, 2021
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On March 31, 2021, Mueller Water Products, Inc. (the “Company”) approved further restructuring plans as part of the previously announced multi-year investment to modernize the Company’s manufacturing facilities and processes. These activities are expected to accelerate product development, drive operational efficiencies, reduce expenses, further advance the Company’s environmental initiatives and continue to optimize its global footprint. With this continued restructuring, the Company expects to close facilities in Aurora, Illinois and Surrey, British Columbia, Canada. Most of the activities from these plants will be consolidated into the new facility in Kimball, Tennessee, which focuses on specialty valves and works closely with the Company’s foundries in Chattanooga, Tennessee, and Albertville, Alabama. The Company will begin to implement this restructuring immediately and expects to substantially complete it by the third quarter of 2022.
The Company expects total expenses related to this restructuring to be approximately $14 million, including termination benefit costs of about $4 million and other associated expenses of $10 million. Of the total $14 million estimated costs, approximately $4.5 million are expected to be non-cash charges. The majority of the expected savings from these restructuring activities are supportive of the benefits from the previously announced multi-year capital investments. The Company is currently evaluating the impact, if any, the closures will have on its tax position.
Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “will,” “should,” “plan,” “expect,” “anticipate,” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements do not guarantee future performance and the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the those identified under “Risk Factors” in Item 1A of the Company’s most recently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2021	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Marietta Edmunds Zakas
Marietta Edmunds Zakas
Executive Vice President and Chief Financial Officer